UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 9, 2007

JK ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32574 (Commission File Number)	87-0745202 (I.R.S. Employer Identification No.)
4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027
(Address of principal executive offices) (Zip Code)
(713) 978-7557
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
As previously disclosed, JK Acquisition Corp. (the “Company”) had entered into that certain First Amended and Restated Agreement and Plan of Merger, dated February 14, 2007 (the “Amended Merger Agreement”), with Multi-Shot, LLC (“Multi-Shot”), Catalyst/Hall Growth Capital Management Co., LLC, as Members’ Representative, and the members of Multi-Shot. On July 9, 2007, Multi-Shot verbally notified the Company that if the Company is unable to obtain stockholder approval of the transactions contemplated by the Amended Merger Agreement prior to July 31, 2007, then Multi-Shot intends to exercise its termination rights on July 31, 2007 or soon thereafter pursuant to Section 9.01(a) of the Amended Merger Agreement. Based on the current status of the Company’s proxy materials on Schedule 14A related to the Amended Merger Agreement, as well as certain terms and provisions in the Amended Merger Agreement and the Company’s bylaws, as amended, the Company does not believe that it will obtain the necessary stockholder approval of the transactions contemplated by Amended Merger Agreement prior to July 31, 2007. It is the Company’s current belief that any inability to obtain the necessary stockholder approval prior to July 31, 2007 is the result of wrongful acts and omissions by Multi-Shot, and the Company is exploring its options to protect the interests of its stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JK ACQUISITION CORP.
Date: July 9, 2007	By:	/s/ James P. Wilson
	Name:	James P. Wilson
	Title:	Chief Executive Officer